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EXHIBIT 99.1

** NEWS RELEASE **                                   Contact:
                                                     Mr. Jim McGinty
                                                     Chief Financial Officer
                                                     Hot Topic, Inc.
                                                     (626) 839-4681 x2675
                                                     jmcginty@hottopic.com


         HOT TOPIC, INC. REPORTS FOURTH QUARTER NET INCOME INCREASES 36%


                FY 2003 NET INCOME INCREASES 39% TO $48.0 MILLION

         CITY of INDUSTRY, CA, March 3, 2004 -- Hot Topic, Inc.(Nasdaq National
Market: HOTT), a mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for teens, reported record results for both the fourth quarter (13 weeks) and the 2003 fiscal year (52 weeks) ended January 31, 2004.

         Net income in the fourth quarter increased to $22.5 million or $0.45 per diluted share from $16.6 million or $0.34 per diluted share for the fourth quarter of the last fiscal year. Net sales for the fourth quarter increased 31% to $194.1 million from $148.3 million for the fourth quarter of fiscal 2002.

         As previously reported, comparable store sales increased 8.5% for the quarter compared to the fourth quarter of fiscal 2002.

         For the fiscal year ended January 31, 2004, net income was $48.0 million or $0.97 per diluted share, compared to $34.6 million or $0.70 per diluted share for the comparable period last year, an earnings per share increase of 39%. The Company previously reported its net sales for the fiscal year ended January 31, 2004 were $572.0 million, an increase of 29% over net sales of $443.3 million for fiscal year 2002, and comparable store sales increased 7.4%.

         At the end of the quarter, the Company operated 554 stores, including 52 Torrid stores, compared to 445 stores, including 27 Torrid stores, at the end of the fourth quarter of fiscal 2002.

         A conference call to discuss fourth quarter results, business trends, and other matters will be conducted today at 4:30 PM Eastern time. The conference call number is 800-370-0869, and will be accessible to all interested parties. The conference call will also be webcast at www.companyboardroom.com. A replay will be available at 877-519-4471, pass code 4469206, for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, is a mall-based specialty retailer of plus-sized fashion-forward apparel and accessories that targets young women principally between the ages of 15 and 29. The Company currently operates 509 Hot Topic stores in 49 states throughout the United States and Puerto Rico, 52 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

         Except for the historical information contained herein, this news release contains forward-looking statements, including statements relating to financial results, guidance, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended November 1, 2003 and its Annual Report on Form 10-K for the year ended February 1, 2003. The historical results achieved are not necessarily indicative of the future prospects of the Company.



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                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME

                                                        Fourth Quarter Ended
                                                    Jan. 31, 2004   Feb. 1, 2003
                                                    ------------    ------------
(In thousands, except per share amounts)
Net sales                                           $    194,108    $    148,278
Cost of goods sold, including buying,
 distribution and occupancy costs                        113,899          86,169
                                                    ------------    ------------
Gross margin                                              80,209          62,109
Selling, general and administrative expenses              44,169          35,721
                                                    ------------    ------------
Operating income                                          36,040          26,388
Interest income-net                                          379             314
                                                    ------------    ------------
Income before income taxes                                36,419          26,702
Provision for income taxes                                13,949          10,147
                                                    ------------    ------------
Net income                                          $     22,470    $     16,555
                                                    ============    ============
Earnings per share
   Basic                                            $       0.47    $       0.35
   Diluted                                          $       0.45    $       0.34
Weighted average shares outstanding
   Basic                                                  47,932          46,639
   Diluted                                                50,342          48,501


                                                         Fiscal Year Ended
                                                   Jan. 31, 2004    Feb. 1, 2003
                                                    ------------    ------------
(In thousands, except per share amounts)
Net sales                                           $    572,039    $    443,250
Cost of goods sold, including buying,
 distribution and occupancy costs                        351,542         273,132
                                                    ------------    ------------
Gross margin                                             220,497         170,118
Selling, general and administrative expenses             143,952         115,634
                                                    ------------    ------------
Operating income                                          76,545          54,484
Interest income-net                                        1,318           1,371
                                                    ------------    ------------
Income before income taxes                                77,863          55,855
Provision for income taxes                                29,821          21,225
                                                    ------------    ------------
Net income                                          $     48,042    $     34,630
                                                    ============    ============

Earnings per share
   Basic                                            $       1.01    $       0.74
   Diluted                                          $       0.97    $       0.70
Weighted average shares outstanding
   Basic                                                  47,479          47,027
   Diluted                                                49,588          49,276

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                                 HOT TOPIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   Jan. 31, 2004    Feb. 1, 2003
                                                    ------------    ------------
Current Assets:
 Cash, cash equivalents and
      short-term investments                        $    128,205    $     83,418
 Inventory                                                51,937          38,409
 Prepaid expenses and other                               10,654           7,866
 Deferred tax assets                                       2,259           2,093
                                                    ------------    ------------
Total current assets                                     193,055         131,786
Leaseholds, fixtures and equipment - net                  88,348          72,146
Deposits and other                                           189             171
Deferred tax assets                                           --             683
                                                    ------------    ------------
Total assets                                        $    281,592    $    204,786
                                                    ============    ============
Current Liabilities:
 Accounts payable                                   $     15,841    $     15,407
 Accrued liabilities                                      28,133          19,639
 Income taxes payable                                      7,242           6,453
                                                    ------------    ------------
Total current liabilities                                 51,216          41,499
Deferred rent                                              3,155           2,358
Deferred tax liability                                     3,316              --
                                                    ------------    ------------
Total liabilities                                         57,687          43,857
Shareholders' equity                                     223,905         160,929
                                                    ------------    ------------
Total liabilities and shareholders' equity          $    281,592    $    204,786
                                                    ============    ============



                                 HOT TOPIC, INC.
                                   OTHER DATA
                             (Dollars in thousands)

                                                          Fiscal Year Ended
                                                   Jan. 31, 2004    Feb. 1, 2003
                                                    ------------    ------------
Depreciation and amortization                       $     18,793    $     15,309
Capital expenditures                                $     35,654    $     33,879
Number of stores open at end of period:
  Hot Topic                                                  502             418
  Torrid                                                      52              27
Total store square footage                               998,600         784,700